UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 26, 2014

Semtech Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-6395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road
Camarillo, California	93012-8790
(Address of Principal Executive Offices)	(Zip Code)

805-498-2111

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to Vote of Stockholders.

The Annual Meeting of Stockholders (“Annual Meeting”) of Semtech Corporation (“Semtech” or the “Company”) was held on June 26, 2014.  At the Annual Meeting, stockholders (a) elected the ten nominees identified in the table below to the Board of Directors of the Company to serve until the Company’s 2015 Annual Meeting of Stockholders and until their successors are duly elected and qualified, (b) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2015; and (c) approved, on an advisory basis, the compensation paid to the Company’s named executive officers as set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 16, 2014.  Set forth below are the final voting tallies for the Annual Meeting.

The total number of shares present in person or by proxy was 64,638,369 shares or 96.15% of the total shares issued and outstanding, thereby constituting a quorum for the purpose of the Annual Meeting.  Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present.

The following is a tabulation of the votes with respect to each of the proposals:

Proposal Number 1

Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Glen M. Antle	57,646,067	3,903,321	3,088,981
W. Dean Baker	61,328,293	221,095	3,088,981
James P. Burra	59,812,159	1,737,229	3,088,981
Bruce C. Edwards	61,283,611	265,777	3,088,981
Rockell N. Hankin	60,875,879	673,509	3,088,981
James T. Lindstrom	59,956,151	1,593,237	3,088,981
Mohan R. Maheswaran	61,024,293	525,095	3,088,981
John L. Piotrowski	61,010,926	538,462	3,088,981
Carmelo J. Santoro	60,273,395	1,275,993	3,088,981
Sylvia Summers	61,372,883	176,505	3,088,981

Proposal Number 2

Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
62,043,152	2,594,134	1,083	0

Proposal Number 3

Advisory (Non-Binding) Vote on Executive Compensation

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
59,992,409	1,073,570	483,409	3,088,981

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2014	SEMTECH CORPORATION

	By:	/s/ Emeka Chukwu
Emeka Chukwu
Chief Financial Officer